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                                                                      EXHIBIT 11

                         COMPREHENSIVE CARE CORPORATION

                        Calculation of Earnings Per Share


                                                                                      YEAR ENDED MAY 31,
                                                                              ---------------------------------
                                                                              1998           1997          1996
                                                                              ----           ----          ----
                                                                         (Amounts in thousands, except per share data)
BASIC:

Income (loss) applicable to common stock:
Net income (loss) ....................................................      $1,889         $(2,828)       $(4,242)

Average number of shares of common stock and
   common stock equivalents ..........................................       3,384           3,088          2,654

Income (loss) per common and common equivalent share:
Net income (loss) ....................................................      $ 0.56         $ (0.92)       $ (1.60)



                                                                                     YEAR ENDED MAY 31,
                                                                              ---------------------------------
                                                                              1998           1997          1996
                                                                              ----           ----          ----
                                                                        (Amounts in thousands, except per share data)
DILUTED:

Income (loss) applicable to common stock and dilutive securities:
Net income (loss) ....................................................      $1,971         $(2,828)       $(4,242)
Average number of shares of common stock and
   common stock equivalents ..........................................       3,865           3,088          2,654
Income (loss) per common and common equivalent share:
Net income (loss) ....................................................      $ 0.51         $ (0.92)       $ (1.60)






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